PRESS RELEASE							July 15, 1997

For more information contact:
Robert L. Savage, President
Tri-County Federal Savings Bank
2201 Main Street, P.O. Box 1057
Torrington, WY  82240
(307) 532-2111

                   TRI-COUNTY BANCORP, INC. ANNOUNCES
              THE COMPLETION OF ITS STOCK REPURCHASE PROGRAM

Torrington, Wyoming - July 15, 1997 - Tri-County Bancorp, Inc., Torrington Wyoming (the "Corporation"), the parent holding company of Tri-County Federal Savings Bank (the "Savings Bank"), announced today that the Company had successfully completed its fifth stock repurchase program. The Company repurchased 25,000, or 4%, of its outstanding common stock over the last three weeks in one open market transaction.

As of July 15, 1997, the Company had 583,749 shares of common stock outstanding which is net of the shares repurchased. The repurchased stock was obtained at a price of $24.00 per share. With the common stock currently trading at 109 percent of book value, the Company's Board believes that the purchase of its own stock is an excellent investment.